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                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.
                                  ___________

                                   FORM 8-K
                                  ___________

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): July 25, 2001

                                  NTELOS Inc.
              (Exact Name of Registrant as Specified in Charter)

        Virginia                    0-16751                  54-1443350
(State of Incorporation)   (Commission File Number) (IRS Employer Identification
No.)

                                P. O. Box  1990
                          Waynesboro, Virginia 22980
                   (Address of principal executive offices)

                                (540) 946-3500
             (Registrant's telephone number, including area code)


Item 5.   OTHER EVENTS.

       On July 24, 2001, NTELOS Inc., a Virginia corporation ("NTELOS"), entered into a Agreement and Plan of Merger ("Merger Agreement") with Conestoga Enterprises, Inc. ("Conestoga"), providing for the merger of Conestoga with and into a wholly owned subsidiary of NTELOS. Under the Merger Agreement, each of Conestoga's shareholders will be entitled to receive NTELOS common stock and cash as set forth in the Merger Agreement attached as an exhibit hereto. The merger is subject to regulatory and shareholder approvals and other customary closing conditions.
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Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits.

     The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K.

     (2.1) Agreement and Plan of Agreement, dated July 24, 2001 between NTELOS Inc. and Conestoga Enterprises, Inc.

     (99.1)  Press Release dated July 25, 2001.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NTELOS INC.
                                  (Registrant)


                                  By:/s/ Michael B. Moneymaker
                                     -----------------------------------------
                                     Michael B. Moneymaker
                                     Senior Vice President and Chief Financial
                                     Officer, Treasurer and Secretary


Date: July 25, 2001